FOR IMMEDIATE RELEASE: September 24, 2010

Contact:	Herbert E. Marth, Jr.
Chief Operating Officer
Phone:	804-403-2116
Email:	hmarth@centralvabank.com
Website:	www.centralvabank.com

CENTRAL VIRGINIA BANKSHARES POSTPONES CAPITAL RAISE

POWHATAN, VA -- September 24, 2010 --  Central Virginia Bankshares, Inc. (NASDAQ: CVBK) and Central Virginia Bank have decided not to pursue a Rights and Stock Offering at this time, on the advice of their investment bankers. The bank expects to renew its efforts to raise additional capital when market conditions improve.

“Given today’s economic situation and the resulting effects on the equity markets in general and bank stocks in particular, now is not the right time for us to be going to the market,” said Jim Napier, Chairman of the Board.  “We told our shareholders in June that we planned a Rights and Stock Offering in September, and there was definitely interest and excitement. But the time isn’t right for our company or its shareholders. We will continue to keep an eye on the markets and reassess the situation as appropriate.”

Central Virginia Bank has significantly upgraded and strengthened the banks’ operations over the last six months. These efforts along with careful expense control have resulted in positive results for the bank. Core earnings (defined as income before taxes, loan loss and OREO provision, impairment charges, and securities gains & losses) for the first 6 months of 2010 were over $1.1 million.  The bank’s deposit levels have remained strong and its customers have remained loyal. CVB is “well capitalized” in two of the three regulatory capital measures and “adequately capitalized” in the third. The bank’s deposits are backed to the maximum extent permitted by law, by the Federal Deposit Insurance Corporation (FDIC).

“We have a strong franchise and our mission continues to be to serve the needs of our customers; reward our shareholders; develop and support our employees; and give back to the communities where we live and work.  Above all, the bank is taking good care of its loyal customers, and is still making loans. Customers of Central Virginia Bank can feel confident maintaining their relationship with the bank,” said Napier.

About Central Virginia Bankshares, Inc.

Central Virginia Bankshares, Inc. is the parent of Central Virginia Bank, a 36 year old $470 million community bank with its headquarters and main office in Powhatan County, and six additional branch offices; two branches in the adjacent County of Cumberland, three branches in western Chesterfield County, and one branch in western Henrico County. Central Virginia Bankshares, Inc. trades under the symbol CVBK (NASDAQ).

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; recognition of other than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, including the discussions under “Risk Factors” in that report, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

Source:	Central Virginia Bankshares, Inc.
Website:	www.centralvabank.com

Contact:	Herbert E. Marth, Jr.
Chief Operating Officer
Central Virginia Bankshares, Inc. 804-403-2116